AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 28, 2004

REGISTRATION STATEMENT NO. 333-87210

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PREMCOR INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	43-1851087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1700 E. PUTNAM AVENUE, SUITE 400

OLD GREENWICH, CT 06870

(Address of principal executive offices) (zip code)

PREMCOR INC. 2002 EQUITY INCENTIVE PLAN

(Full title of the plan)

MICHAEL D. GAYDA, ESQ.

PREMCOR INC.

1700 E. PUTNAM AVENUE, SUITE 400

OLD GREENWICH, CT 06870

(Name and address of agent for service)

(203) 698-7500

(Telephone number, including area code, of agent for service)

COPIES TO:

MARTIN H. NEIDELL

STROOCK STROOCK & LAVAN LLP

180 MAIDEN LANE

NEW YORK, NEW YORK 10038

(212) 806-5836

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933 and Rule 462 thereunder.

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED		PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (2)

Common stock, par value $0.01 (3)	3,000,000 shares	(1)	$36.05	$108,135,000	$13,701

(1)	Represents 3,000,000 shares added to the Premcor Inc. 2002 Equity Incentive Plan, as amended. The amended plan was approved at the Company’s Annual Shareholder’s meeting held on May 18, 2004.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The price per share is estimated based on the average of the high and low trading prices for Premcor Inc.’s common stock on May 27, 2004, as reported by the New York Stock Exchange on May 27, 2004.
(3)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the plan referred to herein by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (“Registration Statement”) incorporates by reference the contents and information set forth in the Registration Statement, Registration No. 333-87210 on Form S-8 filed with the Securities and Exchange Commission on April 30, 2002, pursuant to which Premcor registered 1,500,000 shares of the Company’s common stock, $0.01 par value under the Premcor Inc. 2002 Equity Incentive Plan.

On May 18, 2004, the Registrant increased the number of shares available under the Premcor Inc. 2002 Equity Incentive Plan by 3,000,000 shares. This Post-Effective Amendment increases the total number of shares under the Premcor Inc. 2002 Equity Incentive Plan registered under the Registration Statement to 4,500,000.

ITEM 8.	EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Stroock Stroock & Lavan LLP (filed herewith).

15.1	Awareness letter from Deloitte & Touche LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Stroock Stroock & Lavan LLP (contained in Exhibit 5.1).

24.1	Power of Attorney (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Premcor Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Old Greenwich, state of Connecticut on this 27th day of May, 2004.

PREMCOR INC.

By:	/s/ Michael D. Gayda

Michael D. Gayda Senior Vice President, General Counsel, and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date as indicated.

SIGNATURE	TITLE	DATE

* Thomas D. O’Malley	Chief Executive Officer and Chairman of the Board (principal executive officer)	May 27, 2004

/s/ William E. Hantke William E. Hantke	Executive Vice President and Chief Financial Officer (principal financial officer)	May 27, 2004

/s/ Dennis R. Eichholz Dennis R. Eichholz	Senior Vice President – Finance and Controller (principal accounting officer)	May 27, 2004

* Jefferson F. Allen	Director	May 27, 2004

* Wayne A. Budd	Director	May 27, 2004

* Stephen I. Chazen	Director	May 27, 2004

* Marshall A. Cohen	Director	May 27, 2004

* David I. Foley	Director	May 27, 2004

* Robert L. Friedman	Director	May 27, 2004

* Richard C. Lappin	Director	May 27, 2004

/s/ Wilkes McClave III Wilkes McClave III	Director	May 27, 2004

*By:	/s/ Michael D. Gayda

Michael D. Gayda Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Exhibit

5.1	Opinion of Stroock Stroock & Lavan LLC (filed herewith).

15.1	Awareness letter from Deloitte & Touche LLP (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Stroock Stroock & Lavan LLC (contained in Exhibit 5.1).

24.1	Power of Attorney (filed herewith).